Exhibit 4(a)-34



          =================================================================


                                      PP&L, INC.

                    (FORMERLY PENNSYLVANIA POWER & LIGHT COMPANY)

                                          TO


                                BANKERS TRUST COMPANY

               (SUCCESSOR TO MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                     FORMERLY GUARANTY TRUST COMPANY OF NEW YORK)


                            AS TRUSTEE UNDER PP&L, INC.'S
                             MORTGAGE AND DEED OF TRUST,
                             DATED AS OF OCTOBER 1, 1945




                            -----------------------------



                                      SUPPLEMENTAL INDENTURE
                         ------------



                           PROVIDING AMONG OTHER THINGS FOR
                   FIRST MORTGAGE BONDS,         SERIES
                                        -------        -----------




                            -----------------------------




                            DATED AS OF             ,
                                        ------------  ----


          =================================================================

                                      SUPPLEMENTAL INDENTURE
                         ------------



                                 SUPPLEMENTAL INDENTURE, dated as of the
                    ------------
               day of         ,     made and entered into by and between
          ----       --------- ----
          PP&L, INC. (formerly Pennsylvania Power & Light Company), a corporation of the Commonwealth of Pennsylvania, whose address is Two North Ninth Street, Allentown, Pennsylvania 18101 (hereinafter sometimes called the Company), and BANKERS TRUST COMPANY (successor to Morgan Guaranty Trust Company of New York, formerly Guaranty Trust Company of New York), a corporation of the State of New York, whose address is 4 Albany Street, New York, New York 10006 (hereinafter sometimes called the Trustee), as Trustee under the Mortgage and Deed of Trust, dated as of October 1, 1945 (hereinafter called the Mortgage and, together with any indentures supplemental thereto, hereinafter called the Indenture), which Mortgage was executed and delivered by PP&L, Inc. to secure the payment of bonds issued or to be issued under and in accordance with the provisions of the Mortgage, reference to which said Mortgage is hereby made, this instrument
          (hereinafter called the              Supplemental Indenture)
                                  ------------
          being supplemental thereto;

                    WHEREAS, said Mortgage was or is to be recorded in various Counties in the Commonwealth of Pennsylvania, which Counties include or will include all Counties in which this
                         Supplemental Indenture is to be recorded; and
          -------------

                    WHEREAS, an instrument, dated August 5, 1994, was executed by the Company appointing Bankers Trust Company as Trustee in succession to said Morgan Guaranty Trust Company of New York (resigned) under the Indenture, and by Bankers Trust Company accepting said appointment, which instrument was or is to be recorded in various Counties in the Commonwealth of Pennsylvania; and

                    WHEREAS, by an amendment to its Articles of
          Incorporation filed with the Office of the Secretary of State of
          Pennsylvania on           , 1997, the Company changed its name to
                          ----------
          PP&L, Inc.; and

                    WHEREAS, by the Mortgage the Company covenanted that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Indenture and to make subject to the lien of the Indenture any property thereafter acquired and intended to be subject to the lien thereof; and

                    WHEREAS, the Company executed and delivered to the Trustee, as supplements to the Mortgage, the following supplemental indentures:


                            Designation                   Dated as of
                            -----------                   -----------

               First Supplemental Indenture . . . .    July 1, 1947
               Second Supplemental Indenture  . . .    December 1, 1948
               Third Supplemental Indenture . . . .    February 1, 1950
               Fourth Supplemental Indenture  . . .    March 1, 1953
               Fifth Supplemental Indenture . . . .    August 1, 1955
               Sixth Supplemental Indenture . . . .    December 1, 1961
               Seventh Supplemental Indenture . . .    March 1, 1964
               Eighth Supplemental Indenture  . . .    June 1, 1966
               Ninth Supplemental Indenture . . . .    November 1, 1967
               Tenth Supplemental Indenture . . . .    December 1, 1967
               Eleventh Supplemental Indenture  . .    January 1, 1969
               Twelfth Supplemental Indenture . . .    June 1, 1969
               Thirteenth Supplemental Indenture  .    March 1, 1970
               Fourteenth Supplemental Indenture  .    February 1, 1971
               Fifteenth Supplemental Indenture . .    February 1, 1972
               Sixteenth Supplemental Indenture . .    January 1, 1973
               Seventeenth Supplemental Indenture .    May 1, 1973
               Eighteenth Supplemental Indenture  .    April 1, 1974
               Nineteenth Supplemental Indenture  .    October 1, 1974
               Twentieth Supplemental Indenture . .    May 1, 1975
               Twenty-first Supplemental Indenture     November 1, 1975
               Twenty-second Supplemental Indenture    December 1, 1976
               Twenty-third Supplemental Indenture     December 1, 1977
               Twenty-fourth Supplemental Indenture    April 1, 1979
               Twenty-fifth Supplemental Indenture     April 1, 1980
               Twenty-sixth Supplemental Indenture     June 1, 1980
               Twenty-seventh Supplemental Indenture   June 1, 1980
               Twenty-eighth Supplemental Indenture    December 1, 1980
               Twenty-ninth Supplemental Indenture     February 1, 1981
               Thirtieth Supplemental Indenture . .    February 1, 1981
               Thirty-first Supplemental Indenture     September 1, 1981
               Thirty-second Supplemental Indenture    April 1, 1982
               Thirty-third Supplemental Indenture     August 1, 1982
               Thirty-fourth Supplemental Indenture    October 1, 1982
               Thirty-fifth Supplemental Indenture     November 1, 1982
               Thirty-sixth Supplemental Indenture     February 1, 1983
               Thirty-seventh Supplemental Indenture   November 1, 1983
               Thirty-eighth Supplemental Indenture    March 1, 1984
               Thirty-ninth Supplemental Indenture     April 1, 1984
               Fortieth Supplemental Indenture  . .    August 15, 1984
               Forty-first Supplemental Indenture .    December 1, 1984

                            Designation                   Dated as of
                            -----------                   -----------

               Forty-second Supplemental Indenture     June 15, 1985
               Forty-third Supplemental Indenture .    October 1, 1985
               Forty-fourth Supplemental Indenture     January 1, 1986
               Forty-fifth Supplemental Indenture .    February 1, 1986
               Forty-sixth Supplemental Indenture .    April 1, 1986
               Forty-seventh Supplemental Indenture    October 1, 1986
               Forty-eighth Supplemental Indenture     March 1, 1988
               Forty-ninth Supplemental Indenture .    June 1, 1988
               Fiftieth Supplemental Indenture  . .    January 1, 1989
               Fifty-first Supplemental Indenture .    October 1, 1989
               Fifty-second Supplemental Indenture     July 1, 1991
               Fifty-third Supplemental Indenture .    May 1, 1992
               Fifty-fourth Supplemental Indenture     November 1, 1992
               Fifty-fifth Supplemental Indenture .    February 1, 1993
               Fifty-sixth Supplemental Indenture .    April 1, 1993
               Fifty-seventh Supplemental Indenture    June 1, 1993
               Fifty-eighth Supplemental Indenture     October 1, 1993
               Fifty-ninth Supplemental Indenture .    February 15, 1994
               Sixtieth Supplemental Indenture  . .    March 1, 1994
               Sixty-first Supplemental Indenture .    March 15, 1994
               Sixty-second Supplemental Indenture     September 1, 1994
               Sixty-third Supplemental Indenture .    October 1, 1994
               Sixty-fourth Supplemental Indenture     August 1, 1995
               Sixty-fifth Supplemental Indenture .    April 1, 1997

               <footnote>1

          which supplemental indentures were recorded in various Counties in the Commonwealth of Pennsylvania; and

                    WHEREAS, the Company executed and delivered to the Trustee its Supplemental Indenture, dated July 1, 1954, creating a security interest in certain personal property of the Company, pursuant to the provisions of the Pennsylvania Uniform Commercial Code, as a supplement to the Mortgage, which Supplemental Indenture was filed in the Office of the Secretary of the Commonwealth of Pennsylvania on July 1, 1954, and all subsequent supplemental indentures were so filed; and


          -------------------------

          1 Here shall be inserted future supplemental indentures, if any.

                    WHEREAS, in addition to the property described in the Mortgage, as heretofore supplemented, the Company has acquired certain other property, rights and interests in property; and

                    WHEREAS, the Company has heretofore issued, in accordance with the provisions of the Mortgage, as supplemented, the following series of First Mortgage Bonds:

                                                 PRINCIPAL      PRINCIPAL
                                                  AMOUNT         AMOUNT
                                SERIES            ISSUED       OUTSTANDING
                                ------          ----------     -----------

               3% Series due 1975 . . . . . . $93,000,000       None
               2-3/4% Series due 1977 . . . .  20,000,000       None
               3-1/4% Series due 1978 . . . .  10,000,000       None
               2-3/4% Series due 1980 . . . .  37,000,000       None
               3-1/2% Series due 1983 . . . .  25,000,000       None
               3-3/8% Series due 1985 . . . .  25,000,000       None
               4-5/8% Series due 1991 . . . .  30,000,000       None
               4-5/8% Series due 1994 . . . .  30,000,000       None
               5-5/8% Series due 1996 . . . .  30,000,000       None
               6-3/4% Series due 1997 . . . .  30,000,000       None
               6-1/2% Series due 1972 . . . .  15,000,000       None
               7% Series due 1999 . . . . . .  40,000,000       None
               8-1/8% Series due
                June 1, 1999  . . . . . . . .  40,000,000       None
               9% Series due 2000 . . . . . .  50,000,000       None
               7-1/4% Series due 2001 . . . .  60,000,000       None
               7-5/8% Series due 2002 . . . .  75,000,000       None
               7-1/2% Series due 2003 . . . .  80,000,000       None
               Pollution Control Series A . .  28,000,000       None
               9-1/4% Series due 2004 . . . .  80,000,000       None
               10-1/8% Series due 1982  . . . 100,000,000       None
               9-3/4% Series due 2005 . . . . 125,000,000       None
               9-3/4% Series due
                November 1, 2005  . . . . . . 100,000,000       None
               8-1/4% Series due 2006 . . . . 150,000,000       None
               8-1/2% Series due 2007 . . . . 100,000,000       None
               9-7/8% Series due 1983-1985  . 100,000,000       None
               15-5/8% Series due 2010  . . . 100,000,000       None
               11-3/4% Series due 1984  . . .  30,000,000       None
               Pollution Control Series B . .  70,000,000       None
               Pollution Control Series C . .  20,000,000       None
               14% Series due
                December 1, 1990    . . . . . 125,000,000       None
               15% Series due 1984-1986 . . .  50,000,000       None
               14-3/4% Series A due 1986  . .  30,000,000       None
               14-3/4% Series B due 1986  . .  20,000,000       None
               16-1/2% Series due 1987-1991 .  52,000,000       None

                                                 PRINCIPAL      PRINCIPAL
                                                  AMOUNT         AMOUNT
                                SERIES            ISSUED       OUTSTANDING
                                ------          ----------     -----------

               16-1/8% Series due 1992  . . .$100,000,000       None
               16-1/2% Series due 1986-1990 .  92,500,000       None
               13-1/4% Series due 2012  . . . 100,000,000       None
               Pollution Control Series D . .  70,000,000       None
               12-1/8% Series due 1989-1993 .  50,000,000       None
               13-1/8% Series due 2013  . . . 125,000,000       None
               Pollution Control Series E . .  37,750,000       None
               13-1/2% Series due 1994  . . . 125,000,000       None
               Pollution Control Series F . . 115,500,000       None
               12-3/4% Series due 2014  . . . 125,000,000       None
               Pollution Control Series G . .  55,000,000       None
               12% Series due 2015  . . . . . 125,000,000       None
               10-7/8% Series due 2016  . . . 125,000,000       None
               9-5/8% Series due 1996 . . . . 125,000,000       None
               9% Series due 2016 . . . . . . 125,000,000       None
               9-1/2% Series due 2016 . . . . 125,000,000       None
               9-1/4% Series due 1998 . . . . 125,000,000       None
               9-5/8% Series due 1998 . . . . 125,000,000       None
               10% Series due 2019  . . . . . 125,000,000       None
               9-1/4% Series due 2019 . . . . 250,000,000   $250,000,000
               9-3/8% Series due 2021 . . . . 150,000,000    150,000,000
               7-3/4% Series due 2002 . . . . 150,000,000    150,000,000
               8-1/2% Series due 2022 . . . . 150,000,000    150,000,000
               Pollution Control Series H . .  90,000,000     90,000,000
               6-7/8% Series due 2003 . . . . 100,000,000    100,000,000
               7-7/8% Series due 2023 . . . . 200,000,000    200,000,000
               5-1/2% Series due 1998 . . . . 150,000,000    150,000,000
               6-1/2% Series due 2005 . . . . 125,000,000    125,000,000
               6% Series due 2000 . . . . . . 125,000,000    125,000,000
               6-3/4% Series due 2023 . . . . 150,000,000    150,000,000
               Pollution Control Series I . .  53,250,000     53,250,000
               6.55% Series due 2006  . . . . 150,000,000    150,000,000
               7.30% Series due 2024  . . . . 150,000,000    150,000,000
               6-7/8% Series due 2004 . . . . 150,000,000    150,000,000
               7-3/8% Series due 2014 . . . . 100,000,000    100,000,000
               Pollution Control Series J . . 115,500,000    115,500,000
               7.70% Series due 2009  . . . . 200,000,000    200,000,000
               Pollution Control Series K . .  55,000,000     55,000,000
               Short-Term Series A  . . . . . 800,000,000        None

               <footnote>2

          -------------------------

               2  Here shall be inserted future series of bonds, if any.

          which bonds are also sometimes called bonds of the First through
                           Series, respectively; and
          ---------------

                    WHEREAS, Section 8 of the Mortgage provides that the form of each series of bonds (other than the First Series) issued thereunder shall be established by Resolution of the Board of Directors of the Company and that the form of such series, as established by said Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such provisions not inconsistent with the provisions of the Indenture as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and/or secured under the Indenture; and

                    WHEREAS, Section 120 of the Mortgage provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Indenture, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and the Company may enter into any future covenants, limitations or restrictions for the benefit of any one or more series of bonds issued thereunder, or the Company may cure any ambiguity contained therein or in any supplemental indenture or may establish the terms and provisions of any series of bonds other than said First Series, by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to record in all of the States in which any property at the time subject to the lien of the Indenture shall be situated; and

                    WHEREAS, the Company now desires to create
                                                               ---------
          new series of bonds and to add to its covenants and agreements contained in the Mortgage, as heretofore supplemented, certain other covenants and agreements to be observed by it and to alter and amend in certain respects the covenants and provisions contained in the Mortgage; and

                    WHEREAS, the execution and delivery by the Company of
          this                Supplemental Indenture, and the terms of the
               --------------
          bonds of the                Series, hereinafter referred to, have
                       --------------
          been duly authorized by the Board of Directors of the Company by appropriate Resolutions of said Board of Directors;

                    NOW, THEREFORE, THIS INDENTURE WITNESSETH: That PP&L, Inc., in consideration of the premises and of One Dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in further evidence of assurance of the estate, title and rights of the Trustee and in order further to secure the payment both of the principal of and interest and premium, if any, on the bonds from time to time issued under the Indenture, according to their tenor and effect and the performance of all the provisions of the Indenture (including any modification made as in the Mortgage provided) and of said bonds, hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, pledges, sets over and confirms (subject, however, to Excepted Encumbrances as defined in Section 6 of the Mortgage) unto Bankers Trust Company, as Trustee under the Indenture, and to its successor or successors in said trust, and to said Trustee and its successors and assigns forever, all property, real, personal and mixed, of the kind or nature specifically mentioned in the Mortgage, as heretofore supplemented, or of any other kind or nature, acquired by the Company after the date of the execution
          and delivery of the                              Supplemental
                              ----------------------------
          Indenture (except any herein or in the Mortgage, as heretofore supplemented, expressly excepted and except any which may not lawfully be mortgaged or pledged under the Indenture), now owned or, subject to the provisions of Section 87 of the Mortgage, hereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing) all lands, power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, dams, dam sites, aqueducts, and all other rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants for the generation of electricity by steam, water and/or other power; all power houses, gas plants, street lighting systems, standards and other equipment incidental thereto, telephone, radio and television systems, air-conditioning systems and equipment incidental thereto, water works, water systems, steam heat and hot water plants, substations, lines, service and supply systems, bridges, culverts, tracks, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, electric, gas and other machines, regulators, meters, transformers, generators, motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, wires, cables, tools, implements, apparatus, furniture and chattels; all municipal and other franchises, consents or permits; all lines for the transmission and distribution of electric current, gas, steam heat or water for any purpose including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith; all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same and (except as herein or in the Mortgage, as heretofore supplemented, expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore or in the Mortgage, as heretofore supplemented, described.

                    TOGETHER with all and singular the tenements, hereditaments, prescriptions, servitudes, and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 57 of the Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

                    IT IS HEREBY AGREED by the Company that, subject to the provisions of Section 87 of the Mortgage and to the extent permitted by law, all the property, rights, and franchises acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) after the date hereof, except any herein or in the Mortgage, as heretofore supplemented, expressly excepted, shall be and are as fully granted and conveyed hereby and as fully embraced within the lien hereof and the lien of the Indenture, as if such property, rights and franchises were now owned by the Company and were specifically described herein and conveyed hereby.

                    IT IS HEREBY DECLARED by the Company that all the property, rights and franchises now owned or hereafter acquired by the Company have been, or are, or will be owned or acquired with the intention to use the same in carrying on the business or branches of business of the Company, and it is hereby declared that it is the intention of the Company that all thereof, except any herein or in the Mortgage, as heretofore supplemented, expressly excepted, shall (subject to the provisions of Section 87 of the Mortgage and to the extent permitted by law) be
          embraced within the lien of this                Supplemental
                                           --------------
          Indenture and the lien of the Indenture.

                    PROVIDED that the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed hereunder and are hereby expressly excepted
          from the lien and operation of this                Supplemental
                                              --------------
          Indenture and from the lien and operation of the Indenture, viz:
                                                                      ---
          (1) cash, shares of stock, bonds, notes and other obligations and other securities not hereafter specifically pledged, paid, deposited, delivered or held under the Indenture or covenanted so to be; (2) goods, wares, merchandise, equipment, apparatus, materials, or supplies held for the purpose of sale or other disposition in the usual course of business; fuel, oil and similar materials and supplies consumable in the operation of any of the properties of the Company; construction equipment acquired for temporary use; all aircraft, rolling stock, trolley coaches, buses, motor coaches, automobiles and other vehicles and materials and supplies held for the purposes of repairing or replacing (in whole or part) any of the same; all timber, minerals, mineral rights and royalties; (3) bills, notes and accounts receivable, judgments, demands and choses in action, and all contracts, leases and operating agreements not specifically pledged under the Indenture or covenanted so to be; the Company's contractual rights or other interest in or with respect to tires not owned by the Company; (4) the last day of the term of any lease or leasehold which may be or become subject to the lien of the Indenture; and (5) electric energy, gas, steam, ice, and other materials or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; provided, however, that the property and rights expressly excepted from the lien and operation of the Indenture in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that the Trustee or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XIII of the Mortgage by reason of the occurrence of a Default as defined in
          Section 65 thereof, as supplemented by the provisions of this
                         Supplemental Indenture.
          --------------

                    TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto Bankers Trust Company, as Trustee, and its successors and assigns forever.

                    IN TRUST NEVERTHELESS for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Mortgage, as
          heretofore supplemented, this                Supplemental
                                        --------------
          Indenture being supplemental to the Mortgage.

                    AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage, as heretofore supplemented, shall affect and apply to the property hereinbefore described and conveyed and to the estate, rights, obligations and duties of the Company and the Trustee and the beneficiaries of the trust with respect to said property, and to the Trustee and its successors as Trustee of said property in the same manner and with the same effect as if the said property had been owned by the Company at the time of the execution of the Mortgage, and had been specifically and at length described in and conveyed to the Trustee, by the Mortgage as a part of the property therein stated to be conveyed.

                    The Company further covenants and agrees to and with the Trustee and its successors in said trust under the Indenture, as follows:

                                 ARTICLE I<footnote>3

                                          SERIES OF BONDS
                             ------------


                    SECTION 1.  There shall be a series of bonds designated
          "               Series             " (herein sometimes referred
           --------------        ------------
          to as the "               Series"), each of which shall also bear
                     --------------
          the descriptive title First Mortgage Bonds, and the form thereof, which shall be established by Resolution of the Board of Directors of the Company, shall contain suitable provisions with respect to the matters hereinafter in this Section specified.
          Bonds of the                Series shall be limited to
                       --------------
          $           in aggregate principal amount except as provided in
           ----------
          Section 16 of the Mortgage and shall mature [on           ,
                                                          ----------
               ,]<footnote>4 and shall be issued as fully registered bonds
          -----
          in denominations of One Thousand Dollars and in any multiple or multiples of One Thousand Dollars; they shall bear interest [at
          the rate of        % per annum, payable semi-annually on
                      -------
                       and            of each year]<footnote>5; the
          ------------     ----------
          principal of and interest on each said bond to be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, and interest on each said bond to be also payable at the office of the Company in the City of Allentown, Pennsylvania, in such coin or currency of the United States of America as at the time of payment is legal tender for public and
          private debts.  Bonds of the              Series shall be dated
                                       ------------
          as in Section 10 of the Mortgage provided.

                    <footnote>6 [(I)  Bonds of the                Series
                                                   --------------
          shall be redeemable either at the option of the Company or pursuant to the requirements of the Indenture in whole at any time, or in part from time to time, prior to maturity, upon notice, as provided in Section 52 of the Mortgage, mailed at least thirty (30) and not more than sixty (60) days prior to the date fixed for redemption, at the following general redemption prices, expressed in percentages of the principal amount of the bonds to be redeemed:

          ---------------------------

          3 Each supplemental indenture executed after the effectiveness of the registration statement to which this document is an exhibit may create more than one series of bonds.

          4 Alternative maturity provisions may be substituted for particular series.

          5 Alternative interest rate provisions may be substituted for particular series.

          6 This section will be omitted or changed if the bonds of the series to which this Supplemental Indenture relates shall not be subject to redemption or shall be subject to redemption on terms different from those described herein.

                              GENERAL REDEMPTION PRICES

          If redeemed during the 12 months period ending                  ,
                                                         -----------------






          in each case, together with accrued interest to the date fixed for redemption; provided that no bonds of the
                                                        --------------
          Series shall be redeemable at the general redemption prices prior
          to               ,     , with borrowed funds, or in anticipation
             --------------  ----
          of funds to be borrowed, having an effective interest cost to the Company (calculated in accordance with acceptable financial
          practice) of less than      % per annum.  In the case of any
                                 -----
          redemption pursuant to this Section 1(I) prior to           ,
                                                            ----------
              , the Company will deliver to the Trustee at the time of the
          ----
          deposit of any moneys for such redemption, an Officers' Certificate stating that such redemption will comply with the limitations set forth in the proviso of the immediately preceding sentence.

                    (II)  Bonds of the                 Series shall also be
                                       ---------------
          redeemable in whole at any time, or in part from time to time, prior to maturity, upon like notice, by the application (either at the option of the Company or pursuant to the requirements of the Indenture) of cash delivered to or deposited with the Trustee pursuant to the provisions of Section 39 or Section 64 of the Mortgage or with the Proceeds of Released Property, as defined in the First Supplemental Indenture, at the following special redemption prices, expressed in percentages of the principal amount of the bonds to be redeemed:

                              SPECIAL REDEMPTION PRICES

                    If redeemed during the 12 months period ending
                           ,
          -----------------



          in each case, together with accrued interest to the date fixed for redemption.

                    The Company covenants that any cash delivered to the Trustee under the provisions of subsection (I) of Section 39 of the Mortgage, as supplemented, will not be applied to the
          redemption of any bonds of the                Series so long as
                                         --------------
          any bonds of the Eighth through Tenth, Twelfth through Nineteenth, Twenty-first through Twenty-fourth, Twenty-ninth,

          Thirty-eighth, Forty-first, Forty-third, Forty-fifth or Forty-
          ninth through                Series remain Outstanding.]
                        --------------

                    <footnote>7

                    [(III)]  At the option of the registered owner, any
          bonds of the                Series, upon surrender thereof, for
                       --------------
          cancellation, at the office or agency of the Company in the Borough of Manhattan, The City of New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series, interest rate and maturity of other authorized denominations.

                    Bonds of the                Series shall be
                                 --------------
          transferable, upon the surrender thereof for cancellation, together with a written instrument of transfer in form approved by the registrar duly executed by the registered owner or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York.

                    Upon any transfer or exchange of bonds of the
                          Series, the Company may make a charge therefor
          --------------
          sufficient to reimburse it for any tax or taxes or other governmental charge, as provided in Section 12 of the Mortgage, but the Company hereby waives any right to make a charge in addition thereto for any exchange or transfer of bonds of the
                         Series.
          --------------

                    <footnote>8 [The holders of bonds of the
                          Series consent that the Company may, but shall
          ---------------
          not be obligated to, fix a record date for the purpose of
          determining the holders of bonds of the                 Series
                                                  ---------------
          entitled to consent to any amendment, supplement or waiver. If a record date is fixed, those persons who were holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.]

          -----------------------

          7 Other special terms and provisions may be inserted here, including any special put or call options.

          8 This paragraph may be inserted for any series that may be issued to the Depositary Trust Company or its nominee.

                                      ARTICLE II

          MAINTENANCE AND REPLACEMENT FUND COVENANT -- DIVIDEND COVENANT --
                       OTHER RELATED PROVISIONS OF THE MORTGAGE

                    SECTION 2. Subject to the provisions of Section [3] hereof, the Company covenants and agrees that the provisions of
          Section 39 of the Mortgage, which were to remain in effect so long as any bonds of the First Series remained Outstanding, shall remain in full force and effect so long as any bonds of the
                         Series are Outstanding.
          --------------

                    Clause (d) of subsection (II) of Section 4 of the Mortgage, as heretofore amended, is hereby further amended by
          inserting the words "and               Series" after the words
                                   -------------
          "and               Series" each time such words appear therein.
               -------------

                    Clause (6) and clause (e) of Section 5 of the Mortgage and Section 29 of the Mortgage, as heretofore amended, are hereby
          further amended by inserting therein "             " before
                                                -------------
          "              " each time such words occur therein.
           --------------

                                     ARTICLE III

                               MISCELLANEOUS PROVISIONS

                    SECTION [3]. The Company reserves the right to make such amendments to the Mortgage, as supplemented, as shall be necessary in order to delete subsection (I) of Section 39 of the
          Mortgage, and each holder of bonds of the           Series hereby
                                                    ---------
          consents to such deletion without any other or further action by
          any holder of bonds of the           Series.
                                     ---------

                    <footnote>9[SECTION [ ].  Pursuant to the right
          reserved in Section 4 of the Thirteenth Supplemental Indenture, the Company hereby amends the Mortgage, as supplemented, to insert the provisions described in subsections (A), (B) and (C) of said Section 4.]

                    <footnote>9[SECTION [ ].  Pursuant to the right
          reserved in Section 4 of the Fourteenth Supplemental Indenture, the Company hereby amends the Mortgage, as supplemented, to amend
          Article XIX to read as described in said Section 4.]

          -------------------

          9    This provision may be inserted in a future Supplemental
               Indenture.

                    <footnote>9[SECTION [ ].  Pursuant to the right
          reserved in Section 3 of the Twenty-second Supplemental Indenture, the Company hereby amends the Mortgage, as supplemented, to modify the provisions of Section 4(I) as described in said Section 3.]

                    <footnote>9[SECTION [ ].  Pursuant to the right
          reserved in Section 3 of the Seventeenth, Eighteenth, Nineteenth, Twentieth, Twenty-first, Twenty-third, Twenty-fifth, Twenty-eighth, Thirty-second, Thirty-fourth, Thirty-fifth, Thirty-seventh, Thirty-eighth, Thirty-ninth, Fortieth, Forty-first, Forty-second, Forty-third, Forty-fourth, Forty-fifth, Forty-sixth, Forty-seventh, Forty-eighth, Forty-ninth, Fiftieth, Fifty-first, Fifty-second, Fifty-fourth, Fifty-seventh, Fifty-eighth, Fifty-ninth, Sixty-second, Sixty-fourth, and Sixty-fifth Supplemental Indentures, Section 4 of the Twenty-second, Twenty-sixth, Twenty-seventh, Twenty-ninth, Thirty-first, Thirty-third, Thirty-sixth, Fifty-fifth, Fifty-sixth, Sixtieth, Sixty-first, and Sixty-third Supplemental Indentures, Section 5 of the Fifty-third Supplemental Indenture, Section 8 of the Twenty-fourth Supplemental Indenture, and Section 13 of the Thirtieth Supplemental Indenture, the Company hereby amends the Mortgage, as supplemented, as shall be necessary in order to delete subsection (I) of Section 39 of the Mortgage.]

                    SECTION [4]. The terms defined in the Mortgage, as heretofore supplemented, shall, for all purposes of this
                         Supplemental Indenture, have the meanings
          --------------
          specified in the Mortgage, as heretofore supplemented.

                    SECTION [5].  Whenever in this
                                                   ---------------
          Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Articles XVI and XVII of the Mortgage, be deemed to include the successors and assigns of such party, and all the covenants and agreements
          in this                Supplemental Indenture contained by or on
                  --------------
          behalf of the Company, or by or on behalf of the Trustee shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

                    SECTION [6].  So long as any bonds of the
                         Series remain Outstanding, unless this provision
          --------------
          shall have been waived in writing by the holders of seventy per centum (70%) in aggregate principal amount of bonds of the
                         Series Outstanding at the time of such consent,
          --------------
          subdivision (c) of Section 65 of the Mortgage shall read as follows:

                         "(c)  Failure to pay interest or premium, if any,
                    upon or principal (whether at maturity as therein expressed or by declaration, or otherwise) of any Outstanding Qualified Lien Bonds or of any outstanding indebtedness secured by any mortgage or other lien (not included in the term Excepted Encumbrances) prior to the lien of this Indenture, existing upon any property of the Company which is subject to the lien and operation of this Indenture continued beyond the period of grace, if any, specified in such mortgage or Qualified Lien or other lien securing the same;"

                    SECTION [7]. A breach of a specified covenant or agreement of the Company contained in this
                                                     --------------
          Supplemental Indenture shall become a Default under the Indenture upon the happening of the events provided in Section 65(g) of the Mortgage with respect to such a covenant or agreement.

                    SECTION [8]. The Trustee hereby accepts the trusts herein declared, provided, created or supplemented and agrees to perform the same upon the terms and conditions herein and in the Mortgage, as heretofore supplemented, set forth and upon the following terms and conditions:

                    The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of
          this                Supplemental Indenture or for or in respect
               --------------
          of the recitals contained herein, all of which recitals are made by the Company solely. Each and every term and condition contained in Article XVII of the Mortgage, as heretofore amended
          by said First through            Supplemental Indentures, shall
                                ----------
          apply to and form part of this                 Supplemental
                                         ---------------
          Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same
          conform to the provisions of this                 Supplemental
                                             --------------
          Indenture.

                    SECTION [9].  Nothing in this
                                                  --------------
          Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons Outstanding under the Indenture, any right, remedy or claim under or by reason of this
                         Supplemental Indenture or by any covenant,
          --------------
          condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in
          this                Supplemental Indenture contained by or on
               --------------
          behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and coupons Outstanding under the Indenture.

                    SECTION [10].  This                Supplemental
                                        --------------
          Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

                    PP&L, INC. does hereby constitute and appoint
                       to be its attorney for it, and in its name and as
          ------------
          and for its corporate act and deed to acknowledge this
                         Supplemental Indenture before any person having
          --------------
          authority by the laws of the Commonwealth of Pennsylvania to take such acknowledgment, to the intent that the same may be duly recorded, and BANKERS TRUST COMPANY does hereby constitute and
          appoint                to be its attorney for it, and in its name
                  --------------
          and as and for its corporate act and deed to acknowledge this
                         Supplemental Indenture before any person having
          --------------
          authority by the laws of the Commonwealth of Pennsylvania to take such acknowledgment, to the intent that the same may be duly recorded.

                    IN WITNESS WHEREOF, PP&L, INC. has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents, and its corporate seal to be attested by its Secretary or one of its Assistant Secretaries for and in its behalf, in the City of Allentown, Pennsylvania, and BANKERS TRUST COMPANY has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents or one of its Trust Officers, and its corporate seal to be attested by one of its Assistant Vice Presidents, in The City of New York, as of the day and year first above written.

                                             PP&L, INC.


                                             By
                                               ----------------------------
                                                       [Vice] President


          Attest:



          ---------------------------------------
               [Assistant] Secretary




                                             BANKERS TRUST COMPANY,
                                                            as Trustee



                                             By
                                               ----------------------------
                                             [Vice President or Trust
                                              Officer]


          Attest:



          ----------------------------------------
               Vice President

          COMMONWEALTH OF PENNSYLVANIA  )
                                        )    ss.:
          COUNTY OF LEHIGH              )



                    On this       day of         ,     , before me, a
                            -----        --------  ----
          notary public, the undersigned officer, personally appeared
                             , who acknowledged himself to be a [Vice]
          -------------------
          President of PP&L INC., a corporation and that he, as such [Vice] President, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as [Vice] President.


                    In witness whereof, I hereunto set my hand and official seal.



                                             ------------------------------
                                                       Notary Public

          STATE OF NEW YORK        )
                                   )    ss.:
          COUNTY OF NEW YORK       )


                    On this      day of            ,     , before me, a
                            ----        -----------  ----
          notary public, the undersigned officer, personally appeared
                                         , who acknowledged himself to be a
          -------------------------------
          [Vice President or Trust Officer] of BANKERS TRUST COMPANY, a corporation and that he, as such [Vice President or Trust Officer], being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as [Vice President or Trust Officer].


                    In witness whereof, I hereunto set my hand and official seal.



          -----------------------------------------------------------------
                                        Notary Public, State of
                                                                -------
                                                No.
                                                   -----------
                                        Qualified in
                                                     --------------

                                            Commission Expires
                                                               --------


               Bankers Trust Company hereby certifies that its precise name and address as Trustee hereunder are:

                                Bankers Trust Company
                                   4 Albany Street
                              New York, New York  10006




                                             BANKERS TRUST COMPANY


                                             By
                                               ----------------------------
                                                  [Vice President or Trust
                                                   Officer]